Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 13, 2015, is by and among Neurotrope, Inc., a Nevada corporation (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate number of 1/100ths of a share of Series B Preferred Stock set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which shall collectively be referred to herein as the “Series B Shares”) convertible in accordance with the terms of the Series B Preferred Stock into shares of common stock (“Common Stock”) of the Company (such shares of Common Stock, the “Underlying Series B Shares”), (ii) a warrant to initially acquire at an exercise price of $0.80 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, in the form attached hereto as Exhibit A (individually, a “Series A Warrant” and, collectively, the “Series A Warrants”) (as exercised, collectively, the “Series A Warrant Shares”), (iii) a warrant in the form attached hereto as Exhibit B (individually, a “Series B Warrant” and, collectively, the “Series B Warrants”) (as exercised, collectively, the “Series B Warrant Shares”) to initially acquire at an exercise price of $0.80 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, (iv) a warrant in the form attached hereto as Exhibit C (individually, a “Series C Warrant” and, collectively, the “Series C Warrants”) (as exercised, collectively, the “Series C Warrant Shares”) to acquire at an exercise price of $1.25 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, (v) a warrant in the form attached hereto as Exhibit D (individually, a “Series D Warrant” and, collectively, the “Series D Warrants”) (as exercised, collectively, the “Series D Warrant Shares”) to initially acquire at an exercise price of $1.00 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers and (vi) a warrant in the form attached hereto as Exhibit E (individually, a “Series E Warrant” and, collectively, the “Series E Warrants”) (as exercised, collectively, the “Series E Warrant Shares”) to acquire at an initial exercise price of $1.50 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers. The Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants are collectively referred to herein as the “Warrants.” The Series A Warrant Shares, the Series B Warrant Shares, the Series C Warrant Shares, the Series D Warrant Shares and the Series E Warrant Shares are collectively referred to herein as the “Warrant Shares.”

B.           The Series B Shares, the Underlying Series B Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

C.           Capitalized terms used herein shall have the meanings set forth in the Schedule of Definitions or as otherwise defined herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SERIES B SHARES AND WARRANTS.

(a)          Purchase of Series B Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on each Closing Date (as defined below), (i) the number of Series B Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (ii) a Series A Warrant to initially acquire up to the aggregate number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (iii) a Series B Warrant to initially acquire up to the aggregate number of Series B Warrant Shares opposite such Buyer’s name in column (5) on the Schedule of Buyers, (iv) a Series C Warrant to initially acquire up to the aggregate number of Series C Warrant Shares set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, (v) a Series D Warrant to initially acquire up to (A) the aggregate number of Series D Warrant Shares set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers and (vi) a Series E Warrant to initially acquire up to the aggregate number of Series E Warrant Shares set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers. Each Buyer buying Units in the Initial Closing or the Final Closing, if such Buyer so chooses, shall deliver on or before the Initial Closing or Final Closing, as applicable, the Purchase Price in full to Delaware Trust Company (the “Escrow Agent”) by check to the address listed below or via wire transfer of immediately available funds pursuant to the wire instructions below. Each Buyer understands that the applicable Purchase Price (defined below) will be held in escrow until the applicable Closing on the Units (as such terms are defined below) has occurred, and that such amount will be returned to such Buyer, without interest, if (i) a minimum of 8,333,333 Units (as defined below) are not sold by the Company to the Buyers on or before November 30, 2015, or (ii) a court of competent jurisdiction issues a final and non-appealable judgment, order, decree or award ordering the escrow agent to deliver the Purchase Price.

Address for Payment by Check:

Delaware Trust Company

2711 Centerville Road

One Little Falls Centre

Wilmington, DE 19808

Attention: Alan R. Halpern

Reference: Neurotrope, Inc. Escrow #79-2468 [Insert Name of Buyer]

Wire Instructions:

PNC Bank

300 Delaware Avenue

Wilmington DE 19899

ABA# 031100089

SWIFT Code: PNCCUS33

Account Name: Delaware Trust Company

Account Number: 5605012373

Reference: Neurotrope, Inc. Escrow #79-2468 [Insert Name of Buyer]

(b)          Purchase Price. The aggregate purchase price for the Series B Shares and related Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers which shall be equal to the amount of $0.60 per Unit (with 1/100ths of a share of the Series B Preferred Stock and one warrant each of the related Warrants constituting one “Unit”, and collectively the “Units”).

(c)          Closing.

(i)	The initial closing (the “Initial Closing”) of the purchase of the Series B Shares and Warrants by the Buyers shall occur at the offices of Sanders Ortoli Vaughn-Flam Rosenstadt LLP (“SOVR”), 501 Madison Avenue, New York, NY 10022. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the closing conditions set forth in Section 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Buyer) provided that such date shall not be later than the third (3rd) Trading Day (as defined in the Warrants) after the date hereof, but in any event no later than 5:00 pm, New York time, on November 30, 2015. A minimum of 8,333,333 Units must be sold at the Initial Closing. In the event there is more than one closing, as described in Section 1(c)(ii) below, the term “Closing” shall apply to each such closing unless otherwise specified and the term “Closing Date” shall apply to each such closing date unless otherwise specified. As used in this Agreement, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(ii)	After the Initial Closing, the Company may sell, in one additional Closing (the “Final Closing”) on the same terms and conditions as those contained in this Agreement, additional Units (collectively, the “Additional Securities”), to one or more Buyers (each, an “Additional Buyer,” and, collectively, the “Additional Buyers”) each of which is either (a) an institutional investor that focuses on the biotech industry, (b) an investor of the Company’s Series A Convertible Preferred Stock, (c) any investor investing under $5,000 or (d) any person approved in writing by each of the Large Investors, provided that (i) each such Additional Buyer is approved by each of the Large Investors (it being understood that none of the Large Investors may unreasonably reject any such prospective Additional Buyer set out in (a) through (c) above and each may reject any prospective Additional Buyer in (d) above for any reason whatsoever), (ii) is consummated on or prior to November 30, 2015, (iii) each Additional Buyer shall become a party to the Transaction Documents, by executing and delivering either an applicable adoption agreement, a counterpart signature page or omnibus signature page to each of the Transaction Documents. The Schedule of Buyers attached hereto shall be updated to reflect the names and addresses of the Additional Buyers and the number of Additional Units purchased at the Final Closing. As used herein, “Large Investor” means any Buyer that is an institutional investor and such Buyer’s Purchase Price (together with such Buyer's institutional affiliates) equals or exceeds $1,000,000.

(d)          Form of Payment; Deliveries. On or before the Initial Closing Date or the date of the Final Closing, as applicable, each Buyer purchasing Units at such Closing shall pay its respective Purchase Price to the Company or by delivering its Purchase Price to the Escrow Agent pursuant to Section 1(a). On the each applicable Closing Date, (i) the Escrow Agent shall deliver on behalf of each Buyer acquiring Series B Shares and the related Warrants at the applicable Closing the respective Purchase Price to the Company for the Series B Shares and the related Warrants to be issued and sold to such Buyer at the Closing pursuant to Section 1(a) above. Except with respect to the Large Investors, on each Closing Date, the Company shall deliver or cause to be delivered to each Buyer duly executed transfer agent instructions acknowledged by the Company’s Transfer Agent pursuant to which the Company’s Transfer Agent shall issue to such Buyer: (A) warrant certificates, in the forms attached hereto as Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E, pursuant to which such Buyer shall have the right to initially acquire up to the number of Warrant Shares as is set forth opposite such Buyer’s name in columns (4), (5), (6), (7) and (8), respectively, on the Schedule of Buyers, (B) a certificate representing the Series B Shares set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers. Within five business days of the applicable Closing Date, the Company shall deliver, or cause to be delivered: (i) warrant certificates, in the forms attached hereto as Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E, pursuant to which such Buyer shall have the right to initially acquire up to the number of Warrant Shares as is set forth opposite such Buyer’s name in columns (4), (5), (6), (7) and (8), respectively, on the Schedule of Buyers, (ii) a certificate representing the Series B Shares set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers. For the sake of clarity, the Company shall deliver the warrant certificates and certificate representing the Series B Shares referred to in the previous sentence.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a)          Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)          Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)          No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d)          Certain Trading Activities. Other than with respect to the transactions contemplated herein, neither such Buyer nor, to Buyer’s Knowledge, any Affiliate of such Buyer which (x) had Knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments, including in respect of the Securities, and (z) is subject to such Buyer’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has not directly or indirectly, nor has any Person (as such term is defined in Section 3(r)) acting on behalf of or pursuant to any understanding with such Buyer or, to Buyer’s Knowledge, Trading Affiliate, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the earlier to occur of (1) the time that such Buyer was first contacted by the Company or any other Person regarding this investment in the Company or (2) the tenth (10th) day prior to the date of this Agreement and ending immediately prior to the execution of this Agreement by such Buyer (it being understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”). As used in this Agreement, “Knowledge” or “Knowingly” means with respect to any Person, what such Person actually knows or reasonably should know, and, in the case of a corporation or other entity, what its executive officers actually know or reasonably should know.

(e)          Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement entered into among the Company and the Buyers as of the date hereof, the (“Registration Rights Agreement”), this Agreement and Section 4(e) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in substance which shall be reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”) may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(f)           Own Account. Such Buyer understands that (i) the Securities are “restricted securities” and that the offer and sale of the Securities have not been registered under the 1933 Act or any applicable state securities law and (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Buyer is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the 1933 Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the 1933 Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other Persons regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the 1933 Act or any applicable state securities law. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.

(g)          Buyer Status. At the time such Buyer was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it: (i) will be either (A) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act or (ii) is not a “U.S. Person” (as defined in Regulation S promulgated under the 1933 Act). If such Buyer is not a U.S. Person, such Buyer further represents and warrants that (1) such Buyer has not subscribed for the Units for the account of any Person who is a U.S. Person, (2) the offer and sale of the Units to such Buyer constitute an “Offshore Transaction” (as defined in Rule 902 promulgated under the 1933 Act), and (3) such Buyer will not resell the Securities, other than in accordance with this Agreement, the Transaction Documents, the provisions of Regulation S promulgated under the 1933 Act (Rules 901 through 905), pursuant to registration under the 1933 Act or pursuant to any other available exemption from registration. Such Buyer further agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided, in the case of a Buyer covered by clause (i) above, by Regulation D promulgated under the 1933 Act or, in the case of a Buyer covered by clause (ii) above, by Regulation S promulgated under the 1933 Act, with respect to the offer and sale of the Units. Such Buyer is not required to be registered as a broker-dealer under Section 15 of the 1934 Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer. Such Buyer is not affiliated with any broker dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

(h)          Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment. Such Buyer understands that nothing in the Agreement or any other materials presented to the Buyer in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Buyer acknowledges that it must rely on legal, tax and investment advisors of its own choosing in connection with its purchase of the Securities.

(i)           General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to such Buyer's knowledge, any other general solicitation or general advertisement.

(j)           Independent Investigation. Such Buyer, in acquiring the Securities, has relied solely upon an independent investigation made by such Buyer and his or her representatives, if any. Prior to the date hereof, such Buyer has been given the opportunity to ask questions of, and receive answers from, representatives of the Company and the Subsidiary regarding the Company’s and the Subsidiary’s management, finances, and business. Such Buyer also has access to or has received the SEC Documents and has carefully reviewed the SEC Documents, including the risk factor disclosure contained therein relating to the high degree of risk involved in investing in the Company’s securities, and is knowledgeable about the affairs of the Company and the Subsidiary. Such Buyer further acknowledges the additional risks associated with the transactions contemplated by this Agreement as set forth on the Schedule of Additional Risk Factors attached hereto. Neither such inquiries nor any other diligence investigation conducted by such Buyer or any of its advisors or representatives shall modify, amend or effect such Buyer’s right to rely upon the Company’s representations and warranties and covenants contained herein or in the Transaction Documents. As used in this Agreement, “SEC Documents” means all reports, schedules, forms, statements and other documents, including the exhibits thereto and documents incorporated by reference therein, filed by the Company pursuant to the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, since August 23, 2013.

(k)          No Government Recommendation or Approval. Such Buyer understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)           No Intent to Effect a Change of Control. Such Buyer has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

(m)         No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Buyer to consummate the transactions contemplated hereby.

(n)          Capitalization. Buyer acknowledges that the transactions described in the Transaction Documents shall result in an adjustment to the conversion ratio applicable to the Company’s Series A Convertible Preferred Stock, which is summarized on Section 3.1(q) of the Disclosure Schedule. Such Buyer acknowledges and agrees that it has reviewed and understands the provisions of the Company’s Articles of Incorporation, including without limitation, the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock and the Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

(o)          Section 13(d)(3) of 1934 Act. The several Buyers shall not constitute a “group” within the meaning of Section 13(d)(3) of the 1934 Act and the rules and regulations promulgated thereunder.

(p)          Former Shell Company. Such Buyer acknowledges and understands that the Company was formerly a “shell company” as defined in Rule 12b-2 under the 1934 Act.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the disclosure schedules delivered to each Buyer concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, and except as otherwise described in the SEC Documents (excluding Sections 3(q) and 3(ii), where such exceptions shall only apply when expressly stated therein) or in the Disclosure Schedules, the Company represents and warrants to each of the Buyers that:

(a)          Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock or equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing is individually referred to herein as a “Subsidiary.”

(b)          Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series B Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Underlying Series B Shares upon conversion of the Series B Shares and the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with United States Securities and Exchange Commission (the “SEC”) of one or more Registration Statements (as defined the Registration Rights Agreement), a Current Report on Form 8-K and a Form D and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents will be prior to the Initial Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement the Warrants, the Irrevocable Transfer Agent Instructions and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)          Issuance of Securities. The issuance of the Series B Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Initial Closing, the Company shall have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). The issuance of the Warrant Shares is duly authorized, and upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance of the Underlying Series B Shares is duly authorized, and upon conversion in accordance with the Series B Shares, the Underlying Series B Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. The Company (i) has not distributed any offering material in connection with the offering and sale of any of the Securities and (ii) until no Buyer holds any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities to, or by, any of the Buyers, in each case, other than the Registration Statement(s) (or the prospectuses contained therein).

(d)          No Conflicts. Except as set forth on Section 3(d) of the Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series B Shares, the Warrants, the Underlying Series B Shares and Warrant Shares and the reservation for issuance of the Underlying Series B Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company (including the Series A Convertible Preferred Stock), or Bylaws (as defined below), (ii) result in the adjustment of the exercise, conversion or exchange price and/or ratio in respect of any securities of the Company or any of its Subsidiaries (other than the Series A Convertible Preferred Stock whose “Series A Conversion Price” as defined in the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock shall be reduced as outlined in Section 3(d) of the Disclosure Schedule), (iii) result in any such securities exercisable, convertible or exchangeable for a greater number of underlying securities, or require the approval or the receipt of waivers from any holders of any instrument or class of securities or counterparties to any agreement or understanding to which the Company or any Subsidiary is a party, (iv) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (v) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state and foreign securities laws and regulations and the rules and regulations of the Principal Market (the “Principal Market” being the Eligible Market that is the principal securities exchange market for the Common Stock)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)          Consents. Except as set forth on Section 3(e) of the Disclosure Schedule, the Company is not required to obtain any consent from, authorization or order of, or make any filing which has not already been obtained or made (including, without limitation as to the quotation on the Principal Market of the Underlying Series B Shares and the Warrant Shares upon issuance) or registration with (other than the filing with the SEC of the Prospectus Supplement, a Current Report on Form 8-K, and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Initial Closing will have been obtained or effected on or prior to the Initial Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is Knowingly not in violation of the requirements of the Principal Market or foreign, federal, state or local securities laws, and has no Knowledge of any facts or circumstances which could reasonably lead to such violation or suspension of the Common Stock in the foreseeable future. No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings are pending or threatened by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(f)           Acknowledgment Regarding Buyer’s Purchase of Securities. Except as set forth on Section 3(f) of the Disclosure Schedule, the Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries or (ii) an “affiliate” (as defined in Rule 144) of the Company (an “Affiliate”) or any of its Subsidiaries. Except as set forth on Section 3(f) of the Disclosure Schedule, the Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. The Company is no longer an issuer identified in Rule 144(i)(1)(i) and at least one year has passed since the Company filed the “Form 10 information” with the SEC to be filed pursuant to Rule 144(i)(2) when the Company last ceased being an issuer identified in, or subject to, Rule 144(i).

(g)          Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, as outlined on Section 3(g) of the Disclosure Schedule.

(h)          No Integrated Offering. Other than the consent of the majority of the Holders of the Series A Convertible Preferred Stock, none of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. No registration of the offer, sale or transfer of any of the Securities is required, except for registration contemplated hereby pursuant to the Registration Rights Agreement.

(i)           Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise that can be waived by approval of the board of directors and which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(j)           SEC Reports; Financial Statements. Since August 29, 2014, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any Buyer which is not included in the SEC Reports contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements therein not misleading, in light of the circumstances under which they are or were made.

(k)          Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in Section 3(k) of the Disclosure Schedule and the SEC Documents filed subsequent thereto, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations or financial condition of the Company. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in Section 3(k) of the Disclosure Schedule and the SEC Documents filed subsequent thereto, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual Knowledge of any fact which would reasonably lead a creditor to do so. Except as provided in the SEC Reports, the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing will not be, Insolvent (as defined below). For purposes of this Section, “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. After giving effect to the Initial Closing as contemplated herein, neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(l)           No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in Section 3(l) of the Disclosure Schedule and the SEC Documents filed subsequent thereto, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or their respective business, properties, liabilities, operations or financial condition that (i) is required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, or (ii) could reasonably be expected to have a Material Adverse Effect.

(m)         Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, to the Company’s Knowledge, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances that could reasonably lead to suspension of the Common Stock by the Principal Market in the foreseeable future and the Company is in compliance with all requirements in order to maintain quotation on the Principal Market. Since October 2, 2013, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding or relating to the suspension of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)          Foreign Corrupt Practices; Certain Other Unlawful Matters. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (or rules or regulations or interpretations thereunder); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee or otherwise. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(o)          Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable rules and regulations promulgated by the SEC thereunder.

(p)          Transactions With Affiliates. Except as disclosed in Section 3(p) of the Disclosure Schedule, none of the officers, directors or employees or Affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director or employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(q)          Equity Capitalization. The authorized capital stock of the Company consists of

(i)          as of November 13, 2015 and excluding the Securities, 300,000,000 shares of Common Stock, of which 28,976,540 shares are issued and outstanding,

(ii)         as of November 13, 2015 and excluding the Securities, 50,000,000 shares of preferred stock, of which 24,325,000 shares have been designated as Series A Convertible Preferred Stock, of which 16,656,894 shares are issued and outstanding shares are currently convertible into 16,656,894 shares of Common Stock and

(iii)        as of November 13, 2015 and excluding the Securities, other securities convertible or exercisable into a total of 9,113,384 shares of Common Stock, consisting of 1,375,432 warrants, 7,737,952 options and debt convertible into zero shares of Common Stock.

On or prior to the Initial Closing Date the Company shall file a Certificate of Designations pertaining to the Series B Preferred Stock to be issued hereunder.

The issuance and sale of the Securities will result in an adjustment to the conversion ratio applicable to its Series A Convertible Preferred Stock as described in Section 3(q) of the Disclosure Schedule. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

As of November 13, 2015, excluding the Securities, 19,000,000 shares (or 65.6%) of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “Affiliates” of the Company or any of its Subsidiaries. As of November 13, 2015, 1,824,000 shares (or 11.0%) of the Company’s issued and outstanding Series A Convertible Preferred Stock on the date hereof are owned by Persons who are “Affiliates” of the Company or any of its Subsidiaries. As of November 13, 2015, 26,049,925 shares (or 49.8%) of the Company’s issued and outstanding Common Stock on a fully-diluted basis (including vested options but excluding options that have not yet vested of such date, and not giving effect to any restrictions on amount of ownership or otherwise that may be contained in a security) on the date hereof are owned by Persons who are “Affiliates” of the Company or any of its Subsidiaries. For purposes of this paragraph, “Affiliate shall be as defined in Rule 405 of the 1933 Act and calculated based on the assumption that officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock (and only such persons) are “Affiliates” without conceding that any such Persons are “Affiliates” for purposes of federal securities laws. The Buyers confirm and agree that the Company may have relied on the accuracy of certain SEC filings related.

Except as set forth in Section (q) of the Disclosure Schedule, none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary. Except as set out in this Agreement, as of November 13, 2015, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3(q) of the Disclosure Schedule and the SEC Reports, (A) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (B) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Transaction Documents); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (G) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Reports which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. For the sake of clarity, the number of shares provided in this Section 3(q) with respect to November 13, 2015 are provided as of the close of business on such date, and such numbers are prior to giving effect to the conversion as contemplated in Section 3(nn).

(r)           Indebtedness and Other Contracts. Except as provided in Section 3(r) of the Disclosure Schedule and the SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party or parties to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect since the date of the Company’s most recent audited financial statements contained in a Form 10-K. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of the Registration Statement.

(t)           Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)          Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected by the Company to be, in connection with employment by the Company, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)          Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(w)         Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. The Company has no Knowledge of any infringement by the Company or any of its Subsidiaries of intellectual property rights of others. Neither the Company nor its Subsidiary has any Knowledge of any claim, action or proceeding being made or brought it or being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. Neither the Company nor its Subsidiary has any Knowledge of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)           Environmental Laws. To the best of the Company’s Knowledge, for all activities which the Company is specifically and directly involved in, the Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws of the applicable jurisdictions to which the Company is subject relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)          Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z)          Tax Status. The Company and each of its Subsidiaries (i) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due, except those being contested in good faith and (ii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which returns, reports or declarations were due. To the Company’s Knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(aa)        Internal Accounting and Disclosure Controls. Except as otherwise provided in the SEC Reports, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as otherwise provided in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(bb)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(cc)        Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an Affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)        Acknowledgement Regarding Buyers’ Trading Activity. Except as disclosed in Section 3(cc) of the Disclosure Schedule, and except with respect to any Buyer who is an officer or director of the Company or a Subsidiary of the Company (as outlined in Section 3(cc) of the Disclosure Schedule), it is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s Knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares and Underlying Series B Shares deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ee)        Manipulation of Price. Except as disclosed in Section 3(dd) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has, and no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(ff)          U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(gg)        Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and sale of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor, to its Knowledge, any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA or to regulation by the Federal Reserve. Neither the Company nor, to its Knowledge, any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.

(ii)          Registration Rights. Except as disclosed in Section 3(hh) of the Disclosure Schedule, no holder of securities of the Company has rights to the registration of any securities of the Company because of the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(jj)          Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “Affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(kk)        Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ll)          Ranking of Series B Preferred Stock. No securities of the Company, at the Initial Closing, will be senior to, or pari passu with, the Series B Preferred Stock in right of dividends, damages, upon liquidation or dissolution or otherwise.

(mm)      Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than with respect to the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All written disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(nn)        Consent of Holders of Series A Convertible Preferred Stock. Pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock including Sections 4 and 6 thereof, the Company has obtained the written consent of the holders of the majority of the Series A Convertible Preferred Stock approving (i) the mandatory conversion of all shares of the Series A Preferred Stock, with the mandatory conversion time being the earlier of 11:59 p.m. November 13, 2015 or the date of a Final Closing and (ii) the authorization and issuance of the Series B Preferred Stock and the Warrants. The conversion price for the Series A Preferred Stock shall be calculated pursuant to the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as outlined in Section 3(q) of the Disclosure Schedule.

(oo)        Dividends on Series A Convertible Preferred Stock. As of the date hereof, no dividends are due on the Series A Convertible Preferred Stock, and no dividends will be declared by the Company or otherwise due on the Series A Convertible Preferred Stock prior to the date of the mandatory conversion set forth in Section 3(nn) above.

4.	COVENANTS.

(a)          Reporting Status. Until the date on which no Series B Shares and Warrants are outstanding (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act and the Company shall not terminate its status as an issuer required to file reports pursuant to the 1934 Act (even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination).

(b)          Financial Information. If any of the following are filed with the SEC, the Company agrees to send the following to each Buyer during the Reporting Period, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, and unless any, or any portion of, the following has been redacted pursuant to a confidential treatment request or a determination of confidentiality has been made by the SEC (in which event the following in the form filed with the SEC shall be sent), within one (1) Business Day after the filing thereof with the SEC, (i) a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(c)          Quotation/Listing. The Company’s Common Stock is currently designated for quotation on the OTCQB marketplace of the OTC Markets Group, Inc. The Company shall maintain the Common Stock’s designation for quotation (as the case may be) on the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market (other than in connection with listing on a different Eligible Market). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)          Fees. The Company shall reimburse Iroquois Master Fund Ltd. (“Iroquois”) or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) in a non-accountable amount equal to $60,000, which amount shall be withheld by Iroquois from its Purchase Price at the Initial Closing or paid by the Company on demand by Iroquois if Iroquois terminates its obligations under this Agreement in accordance with Section 7 (as the case may be), less $20,000 which was previously advanced to Iroquois by the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, broker’s commissions (other than for Persons engaged by any Buyer), escrow agent fees, transfer agent fees or legal fees incurred by the Company relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to the placement agent, Katalyst Securities LLC (the “Placement Agent”)). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(e)          Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(f)           Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m., New York time, on or before the fourth Business Day following each Closing, issue a press release (the “Press Release”) reasonably acceptable to each of the Large Investors disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 5:30 p.m., New York time, on or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of Warrants) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release and the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers (excluding those set out in Schedule 3(f)) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective after the issuance of the Press Release and the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates (other than the Buyers set out in Schedule 3(f) and any Buyers that have executed a confidentiality agreement with the Company), on the other hand, shall terminate. In addition, each of the Buyers set out in Schedule 3(f) acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and such Buyer set out in Schedule 3(f) or any of their affiliates, on the other hand, shall continue before and after the issuance of the Press Release, pursuant to the terms of such agreement. The Company shall not, and the Company shall not Knowingly allow any of its Subsidiaries and each of its and their respective officers, directors, employees and agents, to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior approval of legal counsel; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Press Release and the 8-K Filing, or any other filing approved in accordance herewith, and (ii) in the opinion of the Company’s legal counsel, as is required by applicable law and regulations, or the applicable Eligible Market on which the Company’s common stock is listed or designated. Unless required by applicable law, without the prior written consent of the applicable Buyer, the Company shall not (and shall not Knowingly allow any of its Subsidiaries and Affiliates to) disclose the name of such Buyer in any filing (other than in the Transaction Documents filed as exhibits to the 8-K Filing), announcement, release or otherwise. Except as provided in the following sentence, notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer has had, and no Buyer shall have (unless agreed to by a particular Buyer before or after the date hereof in a written agreement executed by the Company and such particular Buyer), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries. Notwithstanding anything herein to the contrary except where otherwise set out, the term “Buyer” or “Buyers” in this Section 4(f) shall exclude the Placement Agent and any officer, director or employee of the Placement Agent or the Company, or of any of their Subsidiaries. Notwithstanding the foregoing, each Buyer confirms and agrees it shall not contact any Affiliates of the Company, including the Blanchette Rockefeller Neurosciences Institute, including their respective employees, agents and consultants.

(g)          Additional Issuance of Securities. Except as disclosed in Section 4(g) of the Disclosure Schedule and as contemplated by the Transaction Documents, the Company agrees that for the period commencing on the date hereof and ending on the date immediately following the one-hundred and eightieth (180th) day after the date hereof (the “Restricted Period”), unless otherwise consented to in writing by each of the Large Investors, neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Stock or any security or any debt or other instrument convertible or exchangeable or exercisable into Common Stock or which constitutes (or would constitute but for lack of a fixed exercise or conversion or similar price or if it were not solely cash settled) a “derivative security” (as defined under the rules and regulations under Section 16 of the 1934 Act) or otherwise an equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act) or which does or would otherwise constitute any Option or Convertible Security (as defined in the Warrants) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, the immediately preceding sentence in this Section shall not apply in respect of the issuance of

(A)       shares of Common Stock or standard options to purchase Common Stock or other standard equity linked securities (e.g., stock appreciation rights) to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below); provided that (1) all such issuances that are exercisable or vest during the Restricted Period (taking into account the shares of Common Stock issuable upon exercise of such options and equity linked securities that are exercisable or vest during the Restricted Period, but not including shares issuable pursuant to Options or Convertible Securities outstanding as of the date hereof) and are issued after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 2,230,798 shares of Common Stock or standard options to purchase Common Stock or other standard equity linked securities (e.g., stock appreciation rights) to directors, officers or employees; (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers and (3) the issuance price of Common Stock or the exercise price of any such options is not lower than the higher of (i) $0.60 or (ii) the closing price of the Company’s Common Stock on the Principal Market on the trading day prior to the issuance of such Common Stock or option;

(B)       shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof to the extent issued pursuant to their terms as of the date hereof;

(C)       the Series B Shares and the Warrants to the extent issued pursuant to the terms contemplated hereby;

(D)       the Underlying Series B Shares and the Warrant Shares to the extent issued pursuant to the terms set forth in the Series B Shares and Warrants contemplated by this Agreement as of the date hereof;

(E)       issuances of equity to a seller, or in the case of a merger, the shareholders of the target company in such merger, or the officers or employees thereof, in each case in connection with a bona fide merger, business combination transaction or acquisition of stock or assets outside of the ordinary course;

(F)       a stock split or other subdivision or combination, or a stock dividend made to all holders of any Company equity on a pro rata basis; or

(G)       issuances of Common Stock or Convertible Securities in connection with strategic partnerships, joint ventures, licensing, acquisition of assets or technology, or similar arrangements approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (each of the foregoing in clauses (A) through (G), collectively the “Excluded Securities”).

“Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and equity securities may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(h)          Reservation of Shares. So long as any of the Series B Shares and Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 150% of the maximum number of shares of Common Stock issuable upon (i) exercise of all of the Warrants (without regard to any limitations on the exercise of the Warrants set forth therein) and (ii) conversion of all of the Series B Shares (without regard to any limitations on the conversion set forth therein).

(i)           Conduct of Business. So long as any of the Series B Shares and Warrants remain outstanding, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity in any jurisdiction to which the Company is subject, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(j)           Variable Rate Transaction. So long as any of the Series B Shares and Warrants remain outstanding, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement to effect, any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(k)          Corporate Existence. So long as any Buyer owns any Series B Shares or Warrants, the Company shall not be party to any Fundamental Transaction (as respectively defined in the Series B Certificate of Designation and Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Series B Certificate of Designation or Warrants, as applicable.

(l)           Participation Right. From the date hereof through the one year anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section. The Company acknowledges and agrees that the right set forth in this Section is a right granted by the Company, separately, to each Buyer.

(i)           At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice as to whether such Buyer wants to receive material, non-public information about the Company (each such notice, a “Pre-Notice”). Upon the written request of a Buyer to receive such material, non-public information within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers in accordance with the terms of the Offer up to an aggregate of 100% of the Offered Securities, or, in the event of an underwritten offering with an aggregate purchase price of at least $20,000,000, 25% of the Offered Securities, provided that the number of Offered Securities which each such Buyer shall have the right to subscribe for under this Section shall be (a) based on such Buyer’s pro rata portion of the Common Stock purchased hereunder by all Buyers (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)          To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then such Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts (but in no event shall it be greater than such Buyer’s specified Undersubscription Amount), subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii)         The Company shall have ten (10) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)         In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(l)(iii) above), then such Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(i) above.

(v)          Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi)         Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii)        The Company and each Buyer agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver or release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii)       Notwithstanding anything to the contrary in this Section and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries and any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and such Buyer or any of its affiliates, on the other hand, shall terminate. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice in accordance with, and subject to, the terms of this Section and such Buyer will again have the right of participation set forth in this Section. The Company shall not be permitted to deliver more than one Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(n)(ii).

(ix)         The restrictions contained in this Section shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section by providing terms or conditions to one Buyer that are not provided to all Buyers.

(m)         Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely for working capital, sales and marketing and research and development, but not for (i) the repayment of any outstanding indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(n)          Closing Documents. On or prior to twenty (20) calendar days after the Initial Closing Date, the Company agrees to deliver, or cause to be delivered, to each of the Large Investors and SOVR a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 6 hereof or otherwise.

(o)          Compliance with Covenants in Transaction Document. Except as provided herein, for so long as any of the Series B Shares or Warrants remain outstanding, the Company shall comply with all of its covenants set out in the Transaction Documents.

(p)          Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each of SOVR and Ms. Glenns, promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each of SOVR and Ms. Glenns, on or prior to each Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date at the expense of the Company.

(q)          Additional Registration Statements. Except as disclosed in Section 4(r) of the Disclosure Schedule, until the Applicable Date (as defined below) and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use, the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Registrable Securities (as defined in the Registration Rights Agreement). “Applicable Date” means the first date on which the resale by the Buyers of all Registrable Securities is covered by one or more effective Registration Statements (and each prospectus contained therein is available for use on such date).

(r)           Conversion of the Series A Convertible Preferred Stock. The Company will take all steps necessary to ensure that immediately following the Initial Closing, all outstanding shares of Series A Convertible Preferred Stock shall convert into shares of the Company’s common stock.

(s)          Salary of Chairman. Following the Initial Closing, the Company shall take all reasonable efforts to reduce the salary of the Chairman of the Board of Directors of the Company to $40,000 per year effective February 1, 2016.

(t)           FAST Compliance. The Company covenants and agrees to maintain a transfer agent that is a participant in the FAST program so long as any Warrants or Series B Shares remain outstanding.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)          Register. The Company or the Company’s Transfer Agent shall maintain at its principal executive offices or the offices of the Company’s Transfer Agent (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Series B Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Series B Shares and the Warrants have been issued (including the name and address of each transferee), the number of Series B Shares held by such Person and the number of Underlying Series B Shares issuable upon conversion of the Series B Shares held by such Person and Warrant Shares issuable upon exercise of the Warrants held by such Person. Upon reasonable request, the Company shall keep (or instruct the Transfer Agent to keep) the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)          Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent and any subsequent Transfer Agent in substantially the form attached hereto as Exhibit G (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at Depository Trust Company (DTC) (as applicable), registered in the name of each Buyer or its respective nominee(s), for the Underlying Series B Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company (not to exceed the amount held by such Buyer at such time) upon conversion of the Series B Shares or the exercise of the Warrants (as the case may be). Except as provided in this Agreement, the Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section, and stop transfer instructions to give effect to Section (e) hereof, will be given by the Company to its Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with this Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC (as applicable) in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Series B Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s Transfer Agent on each Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise, but excluding fees incurred by a Buyer in connection with this Section 5) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)          Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Underlying Series B Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)          Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) if such Securities are registered for resale under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable substance, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (iv) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days following the delivery by a Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section and the Form of Notice attached as Exhibit B to the Registration Rights Agreement, as directed by such Buyer, either: (A) provided that the Company’s Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Underlying Series B Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s nominee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. Notwithstanding anything to the contrary contained herein, no Buyer shall be required to deliver any seller or broker representation letters to the Company, the Company's transfer agent or any other party in connection with legend removal contemplated by clause (i) in the first sentence of this paragraph.

(e)          Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to a Buyer by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends or (ii) following registration on a Registration Statement, credit the balance account of such Buyer’s or such Buyer’s nominee with DTC for such number of Securities so delivered to the Company, then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 2% of the Stated Value (as defined in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock) or Exercise Price (as defined in the applicable Warrant) attributable to the Securities that the issuance or credit of such was not timely effected. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of such Buyer’s or such Buyer’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of shares of Common Stock that such Buyer anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Buyer, the Company shall, within three (3) Trading Days after such Buyer’s request and in such Buyer’s sole discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to such Buyer a certificate or certificates or credit such Buyer’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Underlying Series B Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Buyer by the Required Delivery Date times (B) the Closing Sale Price (as defined in the Warrants) of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)          The obligation of each Buyer hereunder to purchase its applicable Series B Shares and the related Warrants at each Closing is subject to the satisfaction, at or before each Closing Date and in respect of each Closing Date (except as otherwise provided herein), of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party.

(ii)          The Company shall provide to SOVR, Barbara Glenns, legal counsel to the Placement Agent (“Ms. Glenns”) and any Buyer who so requests beforehand, satisfactory evidence from the Secretary of State of its jurisdiction of formation that the Company has been formed and is in good standing and shall deliver to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Initial Closing Date.

(iii)         The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a copy of a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to conduct business at the Initial Closing.

(iv)         The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a copy of a certified copy of the true and correct Certificate of Incorporation as of the date hereof and shall deliver a certified copy from the Nevada Secretary of State within ten (10) days of the Initial Closing Date.

(v)          The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a copy of a certificate, in the form reasonably acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) Certificate of Incorporation, and (iii) the Bylaws of the Company, in each case, as in effect at the Initial Closing.

(vi)         Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the respective Closing Date as though originally made at that time (except that (1) representations and warranties that speak as of a specific date shall be true and correct in all material respects as of such date and (2) representations and warranties that are qualified by material, Material Adverse Effect or other similar materiality qualifiers shall be true and correct in all respects) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to respective Closing Date, including, without limitation the issuance of all Securities prior to the date of such Closing as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents. Such Buyer shall have received a certificate, executed by the Secretary of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(vii)        The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a report from the Company’s Transfer Agent identifying the number of shares of Common Stock outstanding on the Trading Day immediately prior to the Initial Closing.

(viii)       The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading or quotation on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements, if any, of the Principal Market.

(ix)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

(x)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(xi)         Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.

(xii)        The Company shall have delivered to SOVR and Ms. Glenns, such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby.

(xiii)       Such Buyer shall have received the opinion of Reed Smith, LLP, the Company’s counsel, dated as of Initial Closing Date, in the form previously agreed to by the Company, SOVR and Ms. Glenns.

(xiv)       A copy of the Irrevocable Transfer Agent Instructions, in the form previously agreed upon by the Company, the Transfer Agent and SOVR, and which have been delivered to and acknowledged in writing by the Company and Transfer Agent shall be delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand.

(xv)        The Certificate of Designations, Preferences and Rights of Series B Preferred Stock has filed with the Secretary of State of Nevada, and a copy thereof time-stamped by the Nevada Secretary of State has been delivered to the Buyer.

(xvi)       The written consent of the majority holders of the Series A Convertible Preferred Stock referred to in Section 3(nn) has been obtained by the Company and delivered to SOVR and Ms. Glenns.

(xvii)      The Company shall have delivered to SOVR, a revised Engagement Letter with Placement Agent in the form previously agreed with the Placement Agent.

7.	TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer within three (3) Trading Days after the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate its obligations under this Agreement pursuant to this Section shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Series B Shares and the Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(d) above. Notwithstanding anything to the contrary above, nothing contained in this Section shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit or be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) operate, or be deemed to operate, to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer or (iii) limit, or be deemed to limit, any provision of the Warrants which is contrary to the above. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings; Gender; Certain Meanings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. When used herein, the words “law,” “rule,” “regulation” and the like means all applicable laws, rules and regulations, domestic or foreign, state, provincial, local or self-regulatory, including without limitation as to all applicable laws, rules and regulations of or related to the United States, applicable states, the SEC, and the Principal Market.

(d)          Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)          Entire Agreement; Amendments. Except with regards to any confidentiality or non-disclosure agreement entered into between the Buyers, the Company, their Affiliates and Persons acting on their behalf in connection with the transactions contemplated hereunder, this Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to), (i) have any effect on any agreements any Buyer has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by (i) the Company, (ii) the Buyers, including the Large Investors, who own at least 50% of the outstanding Series B Shares, and (iii) as long as it is a holder of Securities, each of the Large Investors (or, if a Large Investor no longer holds Securities because it has transferred such shares to an “affiliate” (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended), such affiliate), and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, modification or waiver disproportionately and adversely impacts a Buyer, the consent of such Buyer shall also be required. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Any amendment or waiver effected in accordance with this Section shall be binding upon each Buyer. No such amendment shall be effective to the extent that it applies to less than all of the Buyers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of Series B Shares or all holders of the Warrants (as the case may be). Except as provided in Schedule 3(f) of the Disclosure Schedule, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence investigation conducted by a Buyer or its advisors, if any, or its representatives shall affect such Buyer’s right to rely on, or modify or qualify any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by “except as disclosed in the SEC Reports” or “except as disclosed in the SEC Documents” (or similar language), nothing contained in any of the SEC Reports or SEC Documents (as applicable) shall affect such Buyer’s right to rely on, or modify or qualify any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); and (iv) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be:

If to the Company:

Neurotrope, Inc.

50 Park Place, Suite 1401

Newark, New Jersey 07102

Telephone: (973) 242-0005

Facsimile: (973) 242-0009

Email: rweinstein@neurotropebioscience.com

Attention: Robert Weinstein

With a copy (for informational purposes only) to:

Reed Smith LLP

136 Main Street, Suite 250

Princeton Forrestal Village

Telephone: (609) 514-8542

Facsimile: (609) 951-0824

Email: nmantell@reedsmith.com

Attention: Nanette W. Mantell

If to the Transfer Agent:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd.

Suite 230

Ardmore, PA 19003

Telephone: (484) 416-3124

Facsimile: (484) 416-3597

Email: bwinterle@philadelphiastocktransfer.com

Attention: Bob Winterle

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, and if to Iroquois,

with a copy (for informational purposes only) to:

Sanders Ortoli Vaughn-Flam Rosenstadt LLP

501 Madison Avenue

New York, New York 10022

Telephone: (212) 588-0022

Facsimile: (212) 826-9307

Email:   wsr@sovrlaw.com

Attention: William Rosenstadt

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change; provided, however, SOVR shall only be provided copies of notices sent to Iroquois. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers. A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Buyer Indemnitees referred to in Section 8(k).

(i)           Survival. The representations, warranties, agreements and covenants shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          Indemnification.

(i)           In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents but subject to the provisions of this Section 8(k), the Company shall defend, protect, indemnify and hold harmless each Buyer and all of his, her or its partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or material breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any material breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by such Buyer pursuant to Section 4(h), or (iv) the status of such Buyer as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary in this Agreement, the Company will not be liable to any Indemnitee under this Agreement (x) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnitee’s material breach of any of the representations, warranties, covenants or agreements made by such Indemnitee in this Agreement or in the other Transaction Documents; (y) for any Indemnified Liabilities arising after the date that none of the Series B Preferred Shares or Warrants are outstanding with respect to such Indemnitee.

(ii)          Promptly after receipt by an Indemnitee under this Section of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section, promptly deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section, except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)         The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within a reasonable amount of time after bills are received or Indemnified Liabilities are incurred.

(iv)         The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l)           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m)         Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)          Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)          Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

(p)          Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(q)          Potential Conflicts. The Placement Agent, its subagents, employees, legal counsel and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

(r)           DTC Accounts. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated herein to credit any restricted securities, including any Warrant Shares if so restricted, to the Buyer’s DTC account, and any obligation hereunder to credit shares to a Buyer’s DTC account shall only apply to unrestricted securities.

(s)          Disclosure. Upon delivery by the Company of any notice in accordance with the terms of the Transaction Documents, unless (i) the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries or (ii) with respect to all Buyers receiving such notice, the Company and each such Buyer are parties to a confidentiality agreement covering the information in such notice, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[signature page follows]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer, Executive Vice
President, Secretary and Treasurer

[SEE “NEUROTROPE, INC. OMNIBUS SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT AND

REGISTRATION RIGHTS AGREEMENT”

FOR SIGNATURE PAGES FOR BUYERS.]

SCHEDULE OF DEFINITIONS

As used in the Agreement, the following terms shall have the meanings set forth below:

a)	“1933 Act” means the Securities Act of 1933, as amended.

b)	“Registrable Securities” shall have the meaning as defined in the Registration Rights Agreement.

c)	“Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

d)	“Transfer Agent” shall mean the transfer agent of the Company from time-to-time.

As used in the Agreement, the following terms shall have the meaning set forth in the corresponding Section below:

Term	Section
1934 Act	2(d)
8-K filing	4(f)
Additional Buyer	1(c)(ii)
Additional Securities	1(c)(ii)
Affiliate	3(f)
Applicable Date	4(r)
Approved Share Plan	4(g)
Available Undersubscription Amount	4(l)(ii)
Basic Amount	4(l)(i)
BHCA	3(hh)
Business Day	1(c)(i)
Buy-In Price	5(e)
Bylaws	3(q)
Certificate of Incorporation	3(q)
Closing	1(c)(i)
Contingent Obligation	3(r)
Convertible Securities	4(g)
Disclosure Schedules	3
Eligible Market	4(c)
Environmental Laws	3(x)
Escrow Agent	1(a)
Exchange Rate	8(p)

Excluded Securities	4(g)(vii)
Federal Reserve	3(hh)
Fundamental Transaction	4(k)
Hazardous Materials	3(x)
Indebtedness	3(r)
Indemnified Liabilities	8(k)
Indemnitees	8(k)
Initial Closing Date	1(c)(i)
Initial Closing	1(c)(i)
Insolvent	3(k)
Intellectual Property Rights	3(w)
Irrevocable Transfer Agent Instructions	5(b)
Knowledge and Knowingly	2(d)
Large Investor	1(c)(ii)
Material Adverse Effect	3(a)
Ms. Glenns	6(a)(ii)
Notice of Acceptance	4(l)(ii)
Offer Notice	4(l)(i)
Offer Period	4(l)(ii)
Offer	4(l)(i)
Offered Securities	4(l)(i)
Person	3(r)
Placement Agent	4(d)
Pre-Notice	4(l)(i)
Press Release	4(f)
Principal Market	3(d)
Purchase Price	1(b)
Refused Securities	4(l)(iii)
Registration Rights Agreement	2(e)
Reporting Period	4(a)
Required Delivery Date	5(d)
Restricted Period	4(g)
Rule 144	2(e)
SEC Documents	2(j)
SEC Reports	3(j)
SEC	3(b)
Securities	Recitals
Series A Warrant	Recitals
Series B Shares	Recitals
Series B Warrant	Recitals
Series C Warrant	Recitals
Series D Warrant	Recitals
Series E Warrant	Recitals
Short Sales	2(d)
SOVR	1(c)(i)
Subsequent Placement Agreement	4(l)(iii)

Subsequent Placement Documents	4(l)(vii)
Subsequent Placement	4(g)
Subsidiaries	3(a)
Trading Affiliates	2(d)
Transaction Documents	3(b)
U.S. Dollars	8(p)
U.S. Person	2(g)
Underlying Series B Shares	Recitals
Undersubscription Amount	4(l)(i)
Unit(s)	1(b)
Variable Rate Transaction	4(j)
Warrant Shares	Recitals
Warrants	Recitals

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Address and E-mail	Number of Series B Shares	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Number of Series D Warrant Shares	Number of Series C Warrant Shares	Number of Series E Warrant Shares	Purchase Price
Abeles, John H.	**** ** **** **., **** *****, ** *****; *********@*****.***	1,666.67	166,667	166,667	166,667	166,667	166,667		(1)
Allan Lipkowitz Revcable Living Trust U/A 8/26/05	**** **** ***** **** *******, **; ********@*****.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Altstiel, Larry, MD, PhD	** ***** ****** **********, ** *****; *********@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Anderson, Kent Tucker	** ***** *** **** ******, ** *****; ******@****************.***, **********@***.***	1,700.00	170,000	170,000	170,000	170,000	170,000	$102,000.00
Armitage, Barclay	**** ** ***** ***** *********, ** *****; *******@*******.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Baker, Adrienne	*** ******** ****** ******, ** *****; ********.*****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40

1 In consideration for his service to Neurotrope, Inc., Dr. Abeles has agreed to receive a total of 166,667 restricted Units in lieu of receiving $9,000 per month (for up to $100,000).

Baker, Christopher	*** ******** ****** ******, ** *****; *****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Bell Family Trust, dtd 2/2/95, as amended	**. *** ****, ******* **** *. ***** **** ********, ** *****; *****@****.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Benison, Jeffrey	** ****** **** ****** ******, ** *****; *******@*********.**	430.00	43,000	43,000	43,000	43,000	43,000	$25,800.00
Berkowitz, Hershel	*** ******* **** *** ** *********, ** *****; ***********@***.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Blatt, Jonathan & Gina JTWROS	**** ********* *** **********, ** *****; *******@**************.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Blazier, John C.	**** ****** ***** **** *** *** ******, ** *****; ********@**********.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Blum, Christopher J. and Denise M., JTWROS	*** ***** ******* **** *******, ** *****; *****@***************.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Bozarth LLC	***** *. ******* ****** ******* **** ***** ***** ****** *******, ** *****;	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Brenner, Andrew S.	** ****** **. *******, ** *****; **********@***.***	300.00	30,000	30,000	30,000	30,000	30,000	$18,000.00
Brescia, Rocco, Jr.	** ****** ******* *****, ** *****; *****@********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20

Chestler, Daniel	* ****** **** ********, ** *****; *********@************.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Cialone, Juli-Ann	** ********* **** ***** ***** *****, ** *****; ********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
Codi, Joseph	** ******* **** *******, ** *****; *******@*******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Cohen, Richard	***** ********* ** **** *****, ** *****; *******@*******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Corbin, Lee Harrison	** **** **** *********, ** *****; *******@*****.***; ******@***.***	450.00	45,000	45,000	45,000	45,000	45,000	$27,000.00
Cotter, John A &Wendy M., JTWRS	***** ***** ***. **, ***********, ** *****; *******@*************.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Currie Family Trust Dtd 6/26/1987, As Amended	***** ***** **. ******, ** *****; ********@********.***; ********@********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Dailey, Robert Jackman	*** *** ****** *** *****, ** *****; ********@*****.***; ***@********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Dave Rickey & Daughters Foundation Charitable Trust Dtd 8/15/2002	***** ******* ******** ** *****, ** *****; ****@*****************.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
David M. Rickey Trust Dtd 5/8/2002	***** ******* ******** ** *****, ** *****; ****@*****************.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00

DeAtkine, David Jr.	** ******** **** ******** *****, ** *****; **********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
DeLoach, Dennis R., Jr.	**** ******* ***** **** *****, ** *****; ********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
DiChiara, Stephen A.	*** ********* **. ******, ** *****; ************@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Dimitry, Theodore	*** ******* ***** **** *******, ** *****; *******@*******.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Dritz, James L.	* ********* ***** ******, ** *****-****; ******@*********.***	840.00	84,000	84,000	84,000	84,000	84,000	$50,400.00
Dritz, Russell S	* ****** ***** *********, ** *****; ******@*********.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
Due Mondi Investments, Ltd.	****** * ****** **** ****** **** ******, ** *****; *******@****.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Engel, Suzanne	*** **** ***** **** **********, ** *****; ****_****@***.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Ernest W. Moody Revocable Trust, dated Jan 14, 2009	**** ******* ***** *** *****, ** *****; *****.****@**************.***	8,333.34	833,334	833,334	833,334	833,334	833,334	$500,000.40
Fischhoff, Brian and Andrea	**** ********* ******, **********, ** *****; ******@***.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Fisher, Melissa	*** ****** **., *********, ** *****; ******@**************.***	3,333.34	333,334	333,334	333,334	333,334	333,334	$200,000.40

Foster Family Trust, dtd 04-13-2001	****** ****** ***** ******* *. ******, ******* **** ********* ****** **** ****, ** *****; *****@*******.***, *******@***********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Frankel, Robert D.	**** ********** ****** *** ********, ** *****; *********@*****.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Freeland, Charles	** *** *** * ******* ***** ***** **************, ** *****; ***************@*******.***	400.00	40,000	40,000	40,000	40,000	40,000	$24,000.00
Gentile, Albert & Hiedi, JTWROS	* ******** **** ****** ********, ** *****; *******@***.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Gibralt Capital Corporation	**** **** **** **** *******, *** **** *********, ** ****** ******; *****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Gould, Peter C	* **** *** ******, ***. ** *** ****, ** *****; ******@******.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Greenberg, Dean A.	*** * ****** ******, *****, ** *****; ****@*************.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Greenberger, Marc	** **** ***** ***** **** *******, ** *****; ************@******.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Greene, Jonathan and Laura M., JTWROS	** **** **** ******* ***** ******, ** *****; ****@***************.***	50.00	5,000	5,000	5,000	5,000	5,000	$3,000.00
Greenover Group LP	**** ******** ***** *******, ** *****; ********@*********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40

Gubbay Investments, LLC	****: ***** ****** ****** *********** *** *** ******* *****, ****** *****, ** *****; ****.******@*****************.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
H Investment Company, LLC	****** *****, ******* **** * ****** ****** ***** *** ******, ** *****; ******@*****.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Hackett Family Trust, dtd 07.27.98	***** *******, ******* * ***** ****** ******* *****, ** *****; ********@**********.***	1,000.00	100,000	100,000	100,000	100,000	100,000	$60,000.00
Haft, Jay	*** **** **** ******, ***. *** *** ****, ** *****; *********@**********.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Hale, Allan L	**** * ****** ***** *********, ** *****; *****@************.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Hart, Kara Lynn	**** **** ****** ***** ******, ** *****; *********@*****.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Hummel, Daniel W. and Allaire, JTWROS	*** ***** ***** **** **** ********** ****, ** *****; ******@*****.***; ********@*****.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Iseli, Andre	***** ***** **** ***** ****** *********, ** *****; **********@***.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Jaret, Alec H.	*** ****** **** *********, ** *****; *******@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Joel L. Hochman Revocable Trust UAD 12/8/1994	*** ********* **. ******* *****, ** *****; *********@*****,***	400.00	40,000	40,000	40,000	40,000	40,000	$24,000.00
Kadi Family Trust, dtd Aug 31, 2006	**. ******* ****, ******* **** ****** ***** *** ***** ***** *.*. *** **** ******* *******, ** *****; *****@*********.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Kastner, Peter S	*** **** **** **** ********, ** *****; ********@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Koch, Kevin & Susan, JTWROS	***** ****** **** **** *******, ** *****	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Lance & Dalia Nagel Family Trust U/A dtd 05/19/2009	***** & ***** *****, ******** *** *********** ****** ********, ** *****; ********@**.***; **********@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Lebhar, Clay G.	**** ** ***** **** ***** *******, ** *****; **********@***.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Lincoln Park Capital Fund, LLC	Attn: Joshua Scheinfeld, President 440 N. Wells St., Suite 410 Chicago, IL 60654; rgarcia@lpcfunds.com	3,750.00	375,000	375,000	375,000	375,000	375,000	$225,000.00
Manzi, Joseph	*** ******** ***** **********, ** *****; ******@**********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Mathieu, Michael J.	** ******* **** ***********, ** *****; ************@***.***	666.67	66,667	66,667	66,667	66,667	66,667	$40,000.20

McGregor, Clyde S & LeAnn P. Pope, JTWROS	*** ******** **** ********, ** *****; *********@***********.***	33,333.34	3,333,334	3,333,334	3,333,334	3,333,334	3,333,334	$2,000,000.40
McGurk, Tom, Jr.	* ******* ***** *********, ** *****; ********@*********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Mendelson, Alan	** ****** **., **** ********, ** *****; ****@*************.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Meryle Evans Family Trust, dtd 12/22/2011	*/* ****** ***** *** ** ***** *** ****, ** *****; ******@*********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Michael, Daniel	* ******** ****** *******, ** *****; **********@***.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Northlea Partners LLLP	**. **** ****** ******* **** ** **** ** **** *****, ** *****; *********@*****.***	2,083.34	208,334	208,334	208,334	208,334	208,334	$125,000.40
NTR21 Holdings, LLC	***** ********, *** */* ******* ***** *** *** ********** **** **** ****, ** *****; *_*****@*****.***; ******@********************.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
O'Connell, Edward	* ***** ***** ********* *****, ** *****; **************@*******.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Omenn, Gilbert	**** **** ****** ***** *** *****, ** *****; ******@***.*****.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00

Peierls Bypass Trust [The]	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	320.00	32,000	32,000	32,000	32,000	32,000	$19,200.00
Peierls Foundation, Inc. (Non-Profit) [The]	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	9,333.34	933,334	933,334	933,334	933,334	933,334	$560,000.40
Peierls, Brian Eliot	**** ********** **** ******, ** *****; **********@*****.***	1,090.00	109,000	109,000	109,000	109,000	109,000	$65,400.00
Peierls, E. Jeffrey	** *. ****** *** ******, ** *****; *******@*******.***	2,000.00	200,000	200,000	200,000	200,000	200,000	$120,000.00
Pierce, Michael J.	*** ***** ** ***** ****** **** *****, ** *****; **********@***.***	2,500.00	250,000	250,000	250,000	250,000	250,000	$150,000.00
Pruzansky, Joel	** ******* ***** *******, ** *****; *************@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Raza, Saiyed. Atiq & Nandini Saraiya, JTWROS	**** *********** **** **** ****, ** *****; ****_****@*****.***, *****@*******.***	833.33	83,333	83,333	83,333	83,333	83,333	$49,999.80
Regan, Daniel	** ******** **** *** ****, ** *****; *****@*********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Republic Construction Corp	*************@*****.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Revocable Trust Agreement between Roland F. Hartman and Roland T. Hartman Trust Dtd. 6/5/1998	*** ***** ******* **** **********, ** *****; *******@********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Robert A. McCleeary Revocable Trust dtd 11/1/2006	****** *. *********, ******* ****** *. ********* ********* ***** **** ******** ***** ******, ** *****; **********@***.***	125.00	12,500	12,500	12,500	12,500	12,500	$7,500.00
Rogers, Dyke	**** ***** ****** *******, ** *****; **********@*****.***	2,500.00	250,000	250,000	250,000	250,000	250,000	$150,000.00
RS & VS Ltd.	****** *********** **** *. ******** **** *** ********, ** *****; *******@******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Sack Family Investment Fund, LLC	*** *'******** ***** ***. **-* ******** ***, ** ***** *******: ****** ****; ********@*****.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Schlosser, Alyson D	* ********* ***** ******, ** *****-****; **********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00

SDL Ventures, LLC	*** ********, *** */* ****** *. ******* ******** ******** *** *** ******* ****, *** *** ******** ****, ** *****; *********@***********.***	5,000.00	500,000	500,000	500,000	500,000	500,000	$300,000.00
Seyburn, Bruce	**** ****** ***** **** **********, ** *****; ********@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Shymansky, J. Stephen	** ******** **** ********, ** *****; **********@*******.***	583.34	58,334	58,334	58,334	58,334	58,334	$35,000.40
Silverman, Michael	*** **** **** ****** #*** *** ****, ** *****; ***@******************.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Skrzypczak, Casimir	*** ****** *****, ******, ** *****; ********@***.***	300.00	30,000	30,000	30,000	30,000	30,000	$18,000.00
Smith, Brian C	* ******** ***** **** ****, ** *****; *****@**********.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Stark, Michael	** ****** **** *******, ** *****; *******.*****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Strawbridge, William	** ******** *** ***** *** *********, ** *****; *******.*.***********@**********.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Strazzulla, Domenic	*** ******** ******, *** ******, ** *****; *******@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Stringer, Howard	**** ***** ****** #**-* *** ****, ** *****; ***************@*******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Struve, Clayton A.	*** ******** *** ********, ** ***; ****@**********.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Struve, Clayton A.	*** ******** *** ********, ** ***; ****@**********.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Trust of Paul E. Freiman & Anna Mazzuchi Freiman, Dated May 24, 1996	***** ** **** *. ******* & **** ******** ******* **** *. *******, ******* * ****** ***** **** *******, ** *****; *************@*****.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
U.D. Ethel F. Peierls Charitable Lead Trust	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	970.00	97,000	97,000	97,000	97,000	97,000	$58,200.00
U.D.E.F. Peierls for Brian E. Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	820.00	82,000	82,000	82,000	82,000	82,000	$49,200.00
U.D.E.F. Peierls for E. Jeffrey Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	820.00	82,000	82,000	82,000	82,000	82,000	$49,200.00

U.D.E.S. Peierls for E.F. Peierls et al	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	550.00	55,000	55,000	55,000	55,000	55,000	$33,000.00
U.D.J.N. Peierls for Brian Eliot Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	1,000.00	100,000	100,000	100,000	100,000	100,000	$60,000.00
U.D.J.N. Peierls for E. Jeffrey Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	1,000.00	100,000	100,000	100,000	100,000	100,000	$60,000.00
U.W.E.S. Peierls for Brian E. Peierls - Accumulation	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	720.00	72,000	72,000	72,000	72,000	72,000	$43,200.00

U.W.E.S. Peierls for E. Jeffrey Peierls - Accumulation	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	450.00	45,000	45,000	45,000	45,000	45,000	$27,000.00
U.W.J.N. Peierls for Brian E. Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	880.00	88,000	88,000	88,000	88,000	88,000	$52,800.00
U.W.J.N. Peierls for E. Jeffrey Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	880.00	88,000	88,000	88,000	88,000	88,000	$52,800.00
Wagner, John V.	*** ****** **. *** *****, ** *****; **********@***************.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Washburn, Christopher	**** ******* ***** ***** *********, ** *****; ************@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Weinstein, Robert	** ******* **** *********, ** *****; ******.*********@*******.***, **********@********************.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Whited, Craig	***** ***** ***** **. **** ****** ***** ******, ** *****; ***********@***.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Whiting Holdings LP	**** *. *******, ******* ***** *********** ****** ***** **** *** *********, ** *****; ******.*********@*******.***; **********@********************.***	3,520.00	352,000	352,000	352,000	352,000	352,000	$211,200.00
Wiesenberg, James	***** *. ***** ****** **, ** *** **********, ** *****; ***.**********@*****.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Wilke, Susanne	** ****** ****** *** *********, ** *****; *******.*******@*****.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Willis, Michael L. and Sharon D. Willis JTWROS	** *** ***** ***** ****, ** *****; **************@*****.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Yanowitz, Joel	* ******* *** **** ******, ** *****; *********@*****.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Zahavi, Thomas	*** ******* ****** *. *********, ** *****; *****@**.*** ********@*******.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00

INSTITUTIONAL INVESTORS
AIGH Investment Partners LLC	AIGH Investment Partners LLC Orin Hirschman, General Partner 6006 Berkeley Road Baltimore, MD 21209; orin@aighpartners.com	4,166.67	416,667	416,667	416,667	416,667	416,667	$250,000.20
AIGH Investment Partners LP	AIGH Investment Partners LP Orin Hirschman, General Partner 6006 Berkeley Road Baltimore, MD 21209; orin@aighpartners.com	8,333.34	833,334	833,334	833,334	833,334	833,334	$500,000.40
Alpha Capital Anstalt	Alpha Capital Anstalt C/O LH Financial Services Corp. 510 Madison Avenue, Suite 1400 New York, NY 10022; info@alphacapital.li	12,500.00	1,250,000	1,250,000	1,250,000	1,250,000	1,250,000	$750,000.00
American Capital Management LLC	205 E. 42nd St. 20th FL. New York, NY 10017; kpage@icfund.com	3,333.34	333,334	333,334	333,334	333,334	333,334	$200,000.40
Brio Capital Master Fund Ltd.	c/o Brio Capital Management LLC 1100 Merrick Road, Suite 401W Rockville Centre, NY 11570-4800; shaye@briocapital.com	8,333.34	833,334	833,334	833,334	833,334	833,334	$500,000.40
Ellis International LP	Ellis International LP Martin Chopp, General Partner 100 Merrick Road, Ste 400W Rockville Center, NY 11570; jerry@sdccapital.com; hn@sdccapital.com	22,200.00	2,220,000	2,220,000	2,220,000	2,220,000	2,220,000	$1,332,000.00
Empery Asset Master, Ltd.	c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020; notices@emperyam.com	6,939.20	693,920	693,920	693,920	693,920	693,920	$416,352.00
Empery Tax Efficient, LP	c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020; notices@emperyam.com	4,513.32	451,332	451,332	451,332	451,332	451,332	$270,799.20

Empery Tax Efficient II, LP	c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020; notices@emperyam.com	5,214.15	521,415	521,415	521,415	521,415	521,415	$312,849.00
Firstfire Global Opportunities LLC	Firstfire Global Opportunities Fund LLC Eli Fireman, Managing Member 1040 1st Avenue, Ste 190 New York, NY 10022; eli@firstfirecap.com	3,333.34	333,334	333,334	333,334	333,334	333,334	$200,000.40
Hudson Bay Master Fund Ltd.	C/O Hudson Bay Capital Management LP, 777 Third Ave, 30th Floor, New York, NY 10017; investments@hudsonbaycapital.com	16,666.67	1,666,667	1,666,667	1,666,667	1,666,667	1,666,667	$1,000,000.20
IROQUOIS Capital Investment Group LLC	205 E. 42nd St. 20th FL. New York, NY 10017; rabbe@icfund.com	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Iroquois Master Fund Ltd.	205 E. 42nd St., 16th Floor, New York, NY 10022; jsilverman@icfund.com	20,000.00	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	$1,200,000.00
Kingsbrook Opportunities Master Fund LP	c/o Kingsbrook Partners LP 689 Fifth Avenue, 12th Floor New York, NY 10022; investments@kingsbrookpartners.com	1,666.66	166,666	166,666	166,666	166,666	166,666	$99,999.60
R-Squared Partners, LLC	425 East 63rd St. E4K New York, NY 10065; neilrock123@gmail.com	600.00	60,000	60,000	60,000	60,000	60,000	$36,000.00

SCHEDULE OF ADDITIONAL RISK FACTORS

•	Buyers may lose all of their investment. An investment in the Securities is subject to investment risk, including the possible loss of the entire amount that the Buyers invest.

•	The Warrants have an exercise prices ranging from $0.80 to $1.50 per share and will expire on various dates, ranging November 13, 2016 to November 13, 2025. On November 12, 2015, the closing price of the Company’s common stock was $0.70. Therefore, the fair market value of the Warrants must appreciate substantially before their respective expiration dates for the warrants to become "in the money".

•	Shares of Common Stock may be sold in the market following the offering, which may depress the market price for the Common Stock (including shares issued upon the exercise of options and warrants and those shares of Common Stock issued upon conversion of the Company’s outstanding shares of Series A Convertible Preferred Stock).

•	Except as otherwise set forth in the Warrants, Buyers of the Warrants will have no rights as a common stockholder until they acquire the Company’s Common Stock.

•	The Company has broad discretion in the use of the proceeds pursuant to this Agreement and, despite the Company’s efforts, the Company may use the proceeds in a manner that does not improve its operating results or increase the value of your investment.

•	As of June 30, 2015, we had federal and state net operating loss carryforwards of $58.7 million and $53.1 million, respectively, which begin to expire in fiscal 2016. Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, changes in our ownership may limit the amount of our net operating loss carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of our company of more than 50% within a three-year period. Any such limitation may significantly reduce our ability to utilize our net operating loss carryforwards and tax credit carryforwards before they expire. Any such limitation, whether as the result of future offerings, prior private placements, sales of our common stock by our existing stockholders or additional sales of our common stock by us in the future (through the exercise of outstanding Warrants, or otherwise), could have a material adverse effect on our results of operations in future years. We have not completed a study to assess whether an ownership change for purposes of Section 382 has occurred, or whether there have been multiple ownership changes since our inception, due to the significant costs and complexities associated with such study.

Exhibit A

Form of Series A Warrant

Exhibit B

Form of Series B Warrant

Exhibit C

Form of Series C Warrant

Exhibit D

Form of Series D Warrant

Exhibit E

Form of Series E Warrant

COMPANY DISCLOSURE SCHEDULE

November 13, 2015

Pursuant to the Securities Purchase Agreement dated as of November 13, 2015 (the “Agreement”), by and among Neurotrope, Inc. (the “Company”), and the several buyers listed on the Schedule of Buyers attached thereto (the “Buyers”), the Company hereby delivers to the Buyers this Company Disclosure Schedule. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

The headings contained in this Company Disclosure Schedule are included for convenience only and do not limit the effect of the items and matters disclosed herein. This Company Disclosure Schedule is arranged in sections corresponding to the numbered sections contained in the Agreement, and the disclosure in any section shall qualify (a) the corresponding section of the Agreement and (b) the other sections of the Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

The inclusion of any information in this Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms of the Agreement to be disclosed, is material, has resulted in or is reasonably likely to result in a Material Adverse Effect.

Except as otherwise specified herein, all information and disclosures in this Company Disclosure Schedule are as of the date hereof.

Section 3(d)

No Conflicts

1.           An amendment to the Preferred Stockholders’ Agreement, dated August 23, 2013 (the “Preferred Stockholders’ Agreement”), is necessary from the holders of a majority of the Registrable Shares (as of the date of the applicable Closing), as such term is defined in such Preferred Stockholders’ Agreement, to clarify that the Registrable Shares do not need to be, and will not be, included in the registration statement contemplated under the Registration Rights Agreement.

2.           Due to the terms and conditions of the transactions contemplated by the Agreement, written consent or the affirmative vote of the holders of at least a majority of the currently outstanding shares of Series A Convertible Preferred Stock is required pursuant to the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A COD”) to effectuate a conversion into common stock.

3.           For information regarding the reduction of the “Series A Conversion Price” (as defined in the Series A COD) of the Series A Convertible Preferred Stock, see Section 3(q) of this Disclosure Schedule.

Section 3(e)

Consents

See Section 3(d) of this Disclosure Schedule above.

Section 3(f)

Acknowledgment Regarding Buyer’s Purchase of Securities

The following directors and executive officers of the Company are purchasing the number of Units specified opposite such individual’s name immediately below:

Name	Title	Amount (USD)	Number of Units
Larry D. Altstiel	Director	$25,000	41,667
Trust of Paul E. Freiman & Anna Mazzuchi Freiman(1)	(1)	$100,000	166,667
Jay Haft	Director	$25,000	41,667
Northlea Partners, LLLP(2)	(2)	$125,000	208,334
NTR21 Holdings, LLC(3)	(3)	$100,000	166,667
Robert Weinstein	Chief Financial Officer, Executive Vice President, Treasurer and Secretary	$25,000	41,667

(1) Mr. Freiman is a Director and the Chairman of the Board of Directors of the Company.

(2) John H. Abeles is the Managing Member of Northlea Partners, LLLP and has sole voting and investment power over the shares owned thereby. Dr. Abeles resigned as a director of the Company effective November 12, 2015.

(3) Charles S. Ramat is the President of NRT21 Equities Corp, which is the Managing Member of NTR21 Holdings, LLC and has sole voting and investment power over the shares owned thereby. Mr. Ramat is serving as President and Chief Executive Officer of the Company and also is a director of the Company.

Additionally, in consideration for his consulting service to the Company in all capacities, Dr. Abeles has agreed to receive a total of 166,667 restricted Units (the “Abeles Units”) in lieu of receiving $9,000 per month (for up to $100,000). The securities underlying the Abeles Units will contain certain restrictions, including that such restrictions shall lapse with respect to 15,000 Series B Shares and a corresponding portion of the Warrants on a monthly basis, for services performed in the preceding month by Dr. Abeles.

Section 3(g)

Placement Agent’s Fees

The Company will pay a cash fee (the “Broker Cash Fee”) to Katalyst Securities, LLC (“Katalyst”) at each Closing equal to 10% of each Closing’s gross proceeds from any sale of the Units in the offering purchased by those Buyers directly introduced to the Company by Katalyst and any investment by an entity specifically formed by a person directly introduced to the Company by Katalyst for the purpose of making an investment in the Company (collectively referred to as the “Katalyst Investors”). The Broker Cash Fee shall be paid to Katalyst in cash by wire transfer from the escrow account established for the offering, and as a condition to closing, simultaneous with the distribution of funds to the Company. In addition, Katalyst shall be entitled to receive a cash fee equal to 10% of the gross proceeds of any exercise for cash of the Warrants held by a Katalyst Retail Investor (as defined below).

Also, at each Closing, the Company will deliver to Katalyst warrants exercisable for a period of five (5) years from the date of the first Closing to purchase a number of shares of the Company’s common stock equal to ten percent (10%) of the number of Units purchased by any Katalyst Investors who are institutional investors (the “Institutional Katalyst Investors”) with an exercise price of $1.50, which shall be lowered to $0.80 on the date of the exercise (if any) of all of the Series A Warrants or all of the Series B Warrants (the “Institutional Broker Warrants”). In addition, at each closing, the Company will deliver to Katalyst warrants exercisable for a period of five (5) years from the date of the first Closing to purchase a number of shares of the Company’s common stock equal to ten percent (10%) of the number of Units purchased by any Katalyst Investors who are not Institutional Katalyst Investors (“Katalyst Retail Investors”) with exercise prices as apportioned as follows: (x) 25% of such number of warrants shall be exercisable for common stock at an exercise price of $0.01 per share (“Penny Broker Warrants”) and (y) 75% of such number of warrants shall be exercisable for common stock at an exercise price of $0.60 per share (“IV Broker Warrants” and collectively with the Institutional Broker Warrants and the Penny Broker Warrants, the “Broker Warrants”).

The allocation of the Brokers Warrants by Katalyst (and its designees, if applicable) shall be provided in writing by Katalyst for review and approval of the Company.

The Company shall also pay Katalyst the fees set forth above if during the Post-Offering Period (as defined below) any person or entity contacted by Katalyst who met with executives of the Company prior to the Closing Date invests in the Company pursuant to which the Company receives the proceeds (each, a “Post-Closing Investor”), regardless of whether or not such Post-Closing Investor also invested in the offering. For purposes hereof, the “Post-Offering Period” shall mean the later of the date that is (i) twenty-four (24) months after the termination of the private placement of a minimum of gross proceeds of $5,000,000 and (ii) the final Closing Date of the offering.

The Company shall also pay Katalyst cash in an amount equal to one percent (1%) of the gross offering proceeds delivered to the Company by Katalyst, for non-accountable expenses (“Broker Expense Fee”).

At the time of the Initial Closing, Katalyst will receive a Broker Cash Fee of $1,532,990.12, Broker Expense Fee of $153,299.01, 1,148,834 Institutional Broker Warrants, 351,538 Penny Broker Warrants and 1,054,615 IV Broker Warrants.

To the extent there is more than one Closing, payment of the proportional amount of the Broker Cash Fees will be made out of the gross proceeds from any sale of Units sold at each Closing and the Company will issue to Katalyst the corresponding number of Brokers Warrants. All cash compensation and Broker Warrants under this Agreement shall be paid directly by the Company to and in the name provided to the Company by Katalyst.

In addition, Trout Capital LLC (“Trout”) will be entitled to certain compensation in the event an institutional lead investor (that participates in the offering) is referred to the Company by Trout. In such case, Trout shall be entitled to receive, a fee in the amount of ten percent (10.0%) of the gross proceeds from any sale of Units in the offering to such institutional lead investor and warrants to purchase shares of the Company’s common stock equal (in the aggregate) to ten percent (10.0%) of the number of number of Units sold at the applicable Closing by Trout, which warrants shall have an exercise price equal to the price per share in the offering. Trout is also entitled to receive such fees, with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind, including any offering of equity, equity-linked or convertible security (“Subsequent Financing”), to the extent that such financing or capital is provided to the Company, or to any Affiliate of the Company, by investors whom Trout had introduced directly to the Company if such Subsequent Financing is consummated at any time within the twelve (12) month period following the closing of the offering or termination of the engagement letter between the Company, Trout and Katalyst.

Furthermore, the Company entered into an agreement with Array Capital Management, LLC (“Array”) working exclusively with its agent, Kenneth A. Sorensen (“Sorensen”). Sorensen contacted certain entities (“Sorensen Contacts”). If any of the Sorensen Contacts agree to invest in the offering, then Array shall receive a fee equal to the amount of ten percent (10.0%) of the gross proceeds from any sale of securities in the offering to the Sorensen Contacts and warrants to purchase shares of the Company’s common stock equal (in the aggregate) to ten percent (10.0%) of the number of number of securities sold. Katalyst and Trout will not be entitled to any fees or expenses identified in above with respect to such Sorensen Contacts. The Company shall also pay a financing fee to Array in connection with any applicable financing transaction that is consummated within twelve (12) months after April 2, 2015, the termination of the engagement of Array, if any investor in such financing transaction is a Sorensen Contact.

Intuitive Venture Partners, LLC, a Delaware limited liability company (“Intuitive”), is the administrator of a Buyer(s) participating in the offering of the Units. Some of the members of Intuitive are registered representatives affiliated with Katalyst and may receive selling commissions as per the terms of the executed engagement letter between Katalyst and the Company, as amended.

Section 3(k)

Absence of Certain Changes

As of July 10, 2015, Neurotrope BioScience, Inc.’s rights to the technology associated with the Alzheimer’s Disease diagnostic test automatically reverted back to Blanchette Rockefeller Neurosciences Institute (“BRNI”) effective June 30, 2015.

Section 3(l)

No Undisclosed Events, Liabilities, Developments or Circumstances

See Section 3(k) of this Disclosure Schedule above.

Section 3(p)

Transactions With Affiliates.

See Section 3(f) of this Disclosure Schedule above.

Section 3(q)

Equity Capitalization

1.           Preemptive Rights and Other Similar Rights/Liens/Encumbrances

See Section 3(d) above of this Disclosure Schedule above.

2.           Agreements or Arrangements Requiring the Company or any of its Subsidiaries to Register its Securities

See Section 3(gg) of this Disclosure Schedule below.

3.           Adjustment to the Conversion Ratio Applicable to its Series A Convertible Preferred Stock (“Series A Preferred Stock”):

The terms of the Series A Preferred Stock provide that each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time-to-time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of the Company’s Common Stock as is determined by dividing the Series A Original Issue Price (as defined below) by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A Conversion Price” shall initially be equal to $1.00. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of the Company’s Common Stock, shall be subject to certain adjustments described in the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Certificate of Designations”).

Section 5.4 of the Company’s Series A Certificate of Designations addresses adjustments to the Series A Conversion Price for diluting issues. Section 5.4 of the Company’s Series A Certificate of Designations is set forth immediately below.

Section 5.4.1 sets forth the following definitions:

a)	“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

b)	“Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

c)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

d)	“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5.4.3 below, deemed to be issued) by the Company after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

i.	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

ii.	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 5.5, 5.6, 5.7 or 5.8 (of the Series A Certificate of Designations);

iii.	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

iv.	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

v.	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

vi.	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

vii.	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company; or

viii.	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

Section 5.4.2 of the Series A Certificate of Designations provides that no adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

As mentioned above, Section 5.4.3 addresses deemed issue of Additional Shares of Common Stock. Section 5.4.3 provides:

a)	If the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

b)	If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4 (please see below), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

c)	If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4 (either because the consideration per share (determined pursuant to Subsection 5.4.5 (please see below)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

d)	Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

e)	If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 5.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 5.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 5.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

Section 5.4.4 of the Company’s Series A Certificate of Designations sets forth the Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company issues Additional Shares of Common Stock (as defined in the Series A Certificate of Designations), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price is reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

•	CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

•	“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

•	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issue);

•	“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

•	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

According to Section 5.4.5 of the Series A Certificate of Designations, for purposes of Subsection 5.4 of the Series A Certificate of Designations, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

a)	Cash and Property: Such consideration shall:

i.	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

ii.	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

iii.	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

b)	Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

i.	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

ii.	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

Section 5.4.6 of the Series A Certificate of Designations provides that in the event the Company issues, on more than one date, Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms above, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

Please see Exhibit 3.1 attached to the Company’s quarterly report on Form 10-Q for the quarterly period ended July 31, 2013, to review the Company’s Series A Certificate of Designations in its entirety.

See sample calculations re: Series A Convertible Preferred Stock on the following page.

Sample Calculations Pursuant to

Section 5.4.4 of the Series A Certificate of Designations of

Series A Convertible Preferred Stock

Set forth below are sample Series A Conversion Price calculations using potential offering sizes of $12,000,000 and $15,000,000. The actual new Series A Conversion Price resulting from the transaction contemplated under the Purchase Agreement will be calculated following the completion of the offering in accordance with the terms of the Purchase Agreement and the Series A Certificate of Designations.

A.	Sample calculation pursuant to Section 5.5.4 of the Series A Certificate of Designations pertaining to the Series A Preferred Stock assuming an offering size of $12,000,000 (with $6,000,000 from Katalyst Retail Investors and $6,000,000 from Katalyst Institutional Investors):

CP2=CP1*(A+B)/(A+C)

CP1=1.00 (the price per share for the Series A Preferred Stock))

A= 54,746,818 (assuming outstanding shares of common stock on a fully diluted basis as of October 30, 2015)

B= 44,452,500 (assuming aggregate consideration of $12,000,000 for the Series B Shares and related Warrants, plus $2,500 for 250,000 Penny Broker Warrants, plus $450,000 for the 750,000 IV Broker Warrants, $32,000,000 for 40,000,000 Warrants, divided by CP1)

C= 61,000,000 (assuming 20,000,000 shares of common stock, plus an additional 250,000 shares of common stock issuable upon exercise of the Penny Broker Warrants, plus an additional 750,000 shares of common stock issuable upon exercise of the IV Broker Warrants, plus an additional 40,000,000 shares of common stock issuable upon exercise of the Series A Warrants and the Series B Warrants)

So,

CP2=1*(54,746,818 + 44,452,500)/( 54,746,818 + 61,000,000)

CP2=1*(99,199,318/115,746,818)

CP2= $0.8570

Thus, under this sample scenario the new Series A Conversion Price would be $0.8570 (when rounded to the nearest one-hundredth of a cent in accordance with Section 5.4.4 of the Series A Certificate of Designations)

B.	Sample calculation pursuant to Section 5.5.4 of the Series A Certificate of Designations pertaining to the Series A Preferred Stock assuming an offering size of $15,000,000 (with $8,000,000 from Katalyst Retail Investors and $7,000,000 from Katalyst Institutional Investors):

CP2=CP1*(A+B)/(A+C)

CP1=1.00 (the price per share for the Series A Preferred Stock))

A= 54,746,818 (assuming outstanding shares of common stock on a fully diluted basis as of October 30, 2015)

B= 55,018,750 (assuming aggregate consideration of $15,000,000 for the Units plus $3,333 for 333,333 Penny Broker Warrants, plus $600,000 for the IV Broker Warrants, plus $40,000,000 for 50,000,000 Warrants, divided by CP1)

C= 76,333,333 (assuming 25,000,000 shares of common stock, plus an additional 333,333 shares of common stock issuable upon exercise of the Penny Broker Warrants, plus an additional 1,000,000 shares of common stock issuable upon plus an additional, 50,000,000 shares of common stock issuable upon exercise of the Series A Warrants and the Series B Warrants)

So,

CP2=1*(54,746,818 + 55,018,750)/( 54,746,818 + 76,333,333)

CP2=1*(110,350,151/131,080,151)

CP2= $0.8419

Thus, under this sample scenario the new Series A Conversion Price would be $0.8419 (when rounded to the nearest on-hundredth of a cent in accordance with Section 5.4.4 of the Series A Certificate of Designations)

Section 3(r)

Indebtedness and Other Contracts

1.         As discussed in the SEC Documents, on February 4, 2015, Neurotrope BioScience, Inc., the Company’s wholly owned subsidiary, BRNI and NRV II, LLC entered into an Amended and Restated Technology License and Services Agreement (the “BRNI License”), which further amended and restated the Technology License and Services Agreement dated as of October 31, 2012, as amended by Amendment No. 1 dated as of August 21, 2013. If BRNI violates such agreement, or defaults on its obligations to Neurotrope BioScience, Inc., it could result in a Material Adverse Effect to the Company and/or Neurotrope BioScience, Inc.

2.         The Company is a party to Lease Agreement regarding their offices at 50 Park Place, Suite 1401, Newark, New Jersey 07102 with monthly rent and utilities equal to $7,950.

3.         The Company has financed certain of their insurance obligations and as of September 30, 2015, the note payable was $18,393.

Section 3(w)

Intellectual Property Rights

As of July 10, 2015, Neurotrope BioScience, Inc.’s rights to the technology associated with the Alzheimer’s Disease diagnostic test automatically reverted back to BRNI effective June 30, 2015.

Section 3(dd)

Acknowledgment Regarding Buyers’ Trading Activity

See Section 3(f) of this Disclosure Schedule above for an explanation of certain Buyers that are officers, directors, employees or Affiliates of the Company and/or Neurotrope BioScience. These Buyers are subject to the requirements contained in the Company’s policies, including without limitation the Insider Trading Policy.

Section 3(ee)

Manipulation of Price

See Section 3(g) of this Disclosure Schedule.

Section 3(ii)

Registration Rights

See “Certain Relationships and Related Transactions – Registration Rights” contained in the Company’s Post-Effective Amendment No. 1 to Form S-1 (Registration No. 333-200664) filed with the SEC on April 8, 2015. See Section 4(v) of this Disclosure Schedule. Such registration rights shall not be applicable to the registration of the securities contemplated by the Registration Rights Agreement.

Further, certain holders of the Company’s Series A Preferred Stock have registration rights pursuant to the Preferred Stockholders’ Agreement, made as of August 23, 2013, as amended, by and among the Company and the stockholders listed on Schedule A to such agreement. Such registration rights shall not be applicable to the registration of the securities contemplated by the Registration Rights Agreement.

Section 4(g)

Additional Issuance of Securities

See Section 3(f) of this Disclosure Schedule.

Section 4(r)

Additional Registration Statements

1.           On November 8, 2014, the Company filed with the SEC a registration statement on Form S-8 (Registration No. 333-200310).

2.           On December 1, 2014, the Company filed with the SEC a registration statement on Form S-1 (Registration No. 333- 200664), as amended by the Post-Effective Amendment filed on Form S-1 filed with the SEC on April 8, 2015, under which it has continuing obligations to update the prospectus filed therewith or the registration statement under certain circumstances. The Company intends to file a Post-Effective Amendment to convert such registration statement to a Form S-3 on or around the time of the filing of the Registration Statement filed pursuant to the Registration Rights Agreement. For the sake of clarity, such conversion to a Form S-3 will not involve the registration of any additional securities other than those are currently registered on the Form S-1 (Registration No. 333- 200664).

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